EXHIBIT 99






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PRESS RELEASE
May 28, 1996                                For further information contact:
                                            David M. Bradley
                                            President & Chief Executive Officer
                                            North Central Bancshares, Inc.
                                            825 Central Avenue
                                            Fort Dodge, Iowa 50501
                                            515-576-7531



                NORTH CENTRAL BANCSHARES, INC. DECLARES DIVIDEND

David M. Bradley, President and Chief Executive Office of North Central Bancshares, Inc. (the "Company") announced that on May 24, 1996, the Company declared a regular quarterly cash dividend of $.0625 per share on the Company's common stock for the fiscal quarter ended June 30, 1996. The dividend will be payable to all stockholders of record as of June 14, 1996 and will be paid on July 5, 1996.
The Company's common stock trades on the Nasdaq Stock Market under the symbol "FFFD". The Company's wholly owned subsidiary, First Federal Savings Bank of Fort Dodge, is a federally chartered savings bank headquartered in Fort Dodge, Iowa.













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